Exhibit 2

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Kandy Anand
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each US1104481072
b)	Nature of the transaction	3,792 ADRs jointly held by Kandy Anand and Radhika Anand transferred to Kandy Anand in his sole name for nil consideration.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		Nil	3,792

d)	Aggregated information - Aggregated volume - Price	3,792 Nil
e)	Date of the transaction	2026-08-05
f)	Place of the transaction	NYSE (XNYS)

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Kandy Anand
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each US1104481072
b)	Nature of the transaction	3,793 ADRs jointly held by Kandy Anand and Radhika Anand transferred to Radhika Anand for nil consideration.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		Nil	3,793

d)	Aggregated information - Aggregated volume - Price	3,793 Nil
e)	Date of the transaction	2026-08-05
f)	Place of the transaction	NYSE (XNYS)

Name of officer of issuer responsible for making notification: Nancy Jiang
Date of notification: 6 August 2026